Exhibit(a)(5)


                                INVESTMENT TRUST
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------

         The undersigned, being a majority of the duly elected and qualified Trustees of Investment Trust (the "Trust"), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust dated November 3, 1987, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees of said Trust, by vote on December 2, 2005 of all of the Trustees of the Trust, duly adopted amendments to the Declaration of Trust (i) changing the name of the Trust to "DWS Investment Trust," and (ii) changing the name of the series of the Trust as follows:

Current Name                                               New Name
------------                                               --------

Scudder Capital Growth Fund                       DWS Capital Growth Fund
Scudder Growth and Income Fund                    DWS Growth & Income Fund
Scudder Large Company Growth Fund                 DWS Large Company Growth Fund
Scudder S&P 500 Index Fund                        DWS S&P 500 Index Fund
Scudder Small Company Stock Fund                  DWS Small Cap Core Fund



         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.


/s/Dawn-Marie Driscoll                      /s/Henry P. Becton
------------------------------              ------------------------------
Dawn-Marie Driscoll, Trustee                Henry P. Becton, Jr., Trustee

/s/Keith R. Fox
------------------------------              ------------------------------
Keith R. Fox, Trustee                       Kenneth C. Froewiss, Trustee

/s/Jean Gleason Stromberg                   /s/Carl W. Vogt
------------------------------              ------------------------------
Jean Gleason Stromberg, Trustee             Carl W. Vogt, Trustee




Dated as of December 2, 2005